Exhibit 32

CERTIFICATE OF THE PRESIDENT AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Cascade Sled Dog Adventures, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2004 (the "Report"), I, the undersigned President and Chief Financial Officer of the Company, hereby certify to the best of my knowledge, solely for the purpose of complying with 18 U.S.C. Section 1350, that:

(1)  The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)  The  information  contained in the Report fairly  presents,  in  all material  respects,  the financial condition and results of operations of  the Company.

Date:    August 16, 2004

/s/ Rowland W. Day II

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Rowland W. Day II